Exhibit 99

News Release

Media Line: 410 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group

Media Contacts:

Robert L. Gould

Debra Larsson

Diana L. Hayden

410 470-7433

Investor Contacts:

Kevin Hadlock

410 470-3647

Janet Mosher

410 470-1884

Constellation Energy Reports Strong Second Quarter 2008 Results

–	Earnings driven by solid execution across all business units
–	Reaffirms guidance for 2008 at $5.25 to $5.75 per share and 2009 projected growth of 15 to 20 percent over 2008

BALTIMORE, July 31, 2008 - Constellation Energy (NYSE: CEG) today reported adjusted earnings of $1.82 per share for the second quarter of 2008, compared to $0.64 adjusted earnings per share (EPS) earned in the same period last year.  Adjusted earnings exclude the impact of special items, including approximately $188 million pre-tax for the $170 per residential electric customer credit associated with the Maryland settlement, certain economic, non-qualifying hedges and synfuel earnings.  On a Generally Accepted Accounting Principles (GAAP) basis, the company earned $0.95 per share in the second quarter of 2008, compared to $0.64 per share in the same period last year.

Constellation Energy reaffirmed earnings guidance for 2008 at $5.25 to $5.75 per share, and for 2009, the company expects to grow earnings 15 to 20 percent over projected 2008 earnings.

“Second quarter results significantly exceeded expectations and reflect solid execution throughout the enterprise,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “Our Global Commodities Group delivered strong new business results as rising commodity prices benefited our strategies in power, natural gas and coal markets.  Constellation Energy’s nuclear fleet continued its excellent operating performance in the second quarter.  We successfully completed nuclear refueling outages at our R.E. Ginna Nuclear Power

Plant and Nine Mile Point Nuclear Station Unit 2, while maintaining an extremely low forced outage rate at our three other nuclear facilities.  We are proud of our three refueling outages that resulted in the first, third and 11th shortest durations out of 42 units that refueled during the first half of the year.

“During the second quarter, we expanded our existing fleet by 300 megawatts through the refurbishment of our Gould Street Power Plant in Baltimore and the acquisition of the West Valley Power Plant near Salt Lake City, strategically broadening our footprint in western markets,” said Shattuck. “In addition, we continued to execute our ‘Invest—Develop—Harvest’ strategy with the sale of gas assets in Arkansas.  With the purchase of Nufcor International Limited, we acquired specialized uranium capabilities and expanded our risk management services.

“Lastly, we continued to make significant strides in our conservation and energy-efficiency initiatives at Baltimore Gas and Electric Company (BGE),” said Shattuck.  “The combined potential of our Smart Energy SaversSM pilots and PeakRewardsSM programs, including smart thermostats, advanced meters, dynamic pricing and energy efficiency, is between 1,500 and 1,700 megawatts.  The potential for BGE’s PeakRewardsSM program, which has been highly successful in trials, is extraordinary and represents one of the most encouraging developments for BGE customers.”

The following table summarizes adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provides a reconciliation to total company reported earnings.

	Three Months Ended June 30,
	2008			2007
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$(0.60)	$0.09	(1)	$0.08	$0.08
Merchant Energy	1.56	1.74	(2)	0.56	0.56	(3)
Other Nonregulated	(0.01)	(0.01)		—	—
Diluted Earnings Per Share from Continuing Operations	0.95	1.82		0.64	0.64
Income from Discontinued Operations Assuming Dilution	—	—		—	—
Diluted Earnings Per Share	$0.95	$1.82		$0.64	$0.64

* Unaudited.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of earnings impact related to the Maryland settlement agreement of $0.70 per share and subtraction of effective tax rate impact related to Maryland settlement agreement of $0.01 per share.

(2) Addition of mark-to-market losses on certain non-qualifying hedges of $0.19 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.01 per share.

(3) Addition of impairment losses and other costs of $0.07 per share and addition for workforce reduction costs of $0.01 per share.  Subtraction of earnings from our synthetic fuel processing facilities of $0.07 per share and subtraction of mark-to-market gains on certain non-qualifying hedges of $0.01 per share.

	Six Months Ended June 30,
	2008			2007
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$(0.19)	$0.46	(1)	$0.44	$0.44
Merchant Energy	1.95	2.30	(2)	1.22	1.17	(3)
Other Nonregulated	—	—		0.06	0.06
Diluted Earnings Per Share from Continuing Operations	1.76	2.76		1.72	1.67
Income from Discontinued Operations Assuming Dilution	—	—		(0.01)	—
Diluted Earnings Per Share	$1.76	$2.76		$1.71	$1.67

* Unaudited.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of earnings impact related to the Maryland settlement agreement of $0.70 per share and subtraction of effective tax rate impact related to Maryland settlement agreement of $0.05 per share.

(2) Addition of mark-to-market losses on certain non-qualifying hedges of $0.38 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.03 per share.

(3) Addition of impairment losses and other costs of $0.07 per share, addition of mark-to-market losses on certain non-qualifying hedges of $0.04 per share, and addition for workforce reduction costs of $0.01 per share. Subtraction of earnings from our synthetic fuel processing facilities of $0.17 per share.

Baltimore Gas and Electric

BGE reported adjusted earnings of 9 cents per share in the second quarter of 2008, up 1 cent per share over second quarter 2007 adjusted EPS. The increase in second quarter 2008 adjusted EPS was due to higher electric transmission revenue and the benefits from the Maryland settlement, which was partially offset by higher storm expenses.

Merchant

On an adjusted basis, the Merchant segment earned $1.74 per share during the second quarter of 2008, up $1.18 per share from the second quarter last year.  On the positive side, Global Commodities was favorable $1.20 per share, primarily driven by strong new business results and an increased backlog realization compared to a relatively weak second quarter in 2007.  In addition, Customer Supply was favorable 14 cents per share, primarily driven by higher backlog realization versus the second quarter of last year.  Generation was unfavorable 19 cents, driven by the differences in planned refueling outages at our nuclear plants as compared to the same quarter last year, higher costs to improve fossil peaking unit reliability in response to the Reliability Pricing Model (RPM) capacity market, and unplanned outages at the company’s Baltimore coal plants.

Financial Statements

The June 30, 2008, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with Generally Accepted Accounting Principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings. The mark-to-market impact of these hedges is significant to reported results, but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings have been excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items, economic, non-qualifying hedges and synfuel results due to the difficulty of doing so. The impact of special items, economic, non-qualifying hedges and synfuel results could be material to our operating results computed in accordance with GAAP.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended June 30, 2008, on or about August 8, 2008.

Forward-Looking Statements

      We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call July 31, 2008

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on Thursday, July 31, 2008, to review the results.  To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (866) 483-9032 or (203) 369-1585 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (http://www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call. The call will also be recorded and archived on the site.

Constellation Energy (http://www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Addendum — Amounts Excluded from Adjusted EPS

Non-qualifying Hedges — after-tax loss of $(34.7) million, or $(0.19) per share

During the second quarter of 2008, we recognized a $(34.7) million after-tax loss related to certain non-qualifying hedges of gas transportation rights, international freight contracts, and gas storage contracts, which are economic hedges that do not meet the criteria or are not designated for cash-flow hedge accounting under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and thus are required to be marked-to-market. This mark-to-market loss is essentially a timing difference that is expected to be offset as we realize the related accrual contracts in cash in future periods.

Accrual of Maryland Settlement — after-tax charge of $(125.3) million, or $(0.70) per share

In April 2008, BGE accrued approximately $188 million pre-tax for the $170 per residential electric customer credit provided for in the settlement agreement with the State of Maryland and the Maryland Public Service Commission.  We expect these credits to be paid to customers in the third quarter of 2008.  We have excluded this nonrecurring charge from our adjusted results.

Effective Tax Rate Impact:  Maryland Settlement — after-tax benefit of $2.1 million, or $0.01 per share

As a result of the $188 million charge for the BGE residential electric customer credits discussed above, BGE’s 2008 effective tax rate will be reduced.  Pursuant to Accounting Principles Board (APB) Opinion No. 28, Interim Financial Reporting, and FASB Interpretation FIN 18, Accounting for Income Taxes in Interim Periods an Interpretation of APB Opinion No. 28, we record quarterly income tax expense based on an estimate of the full-year 2008 effective tax rate, which will be reduced by these credits.  We have excluded this reduction to income tax expense from BGE’s adjusted quarterly earnings to be consistent with how we are treating the $188 million non-recurring charge.

Synfuel Earnings — after-tax gain of $1.4 million, or $0.01 per share

We have removed a $1.4 million gain realized in the second quarter of 2008 related to our synfuel production activities, which ceased at the end of 2007 upon expiration of the tax credit.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$4,445.3	$4,172.9	$8,157.2	$8,366.7
Regulated electric revenues	448.7	544.3	1,158.0	1,059.1
Regulated gas revenues	183.1	159.1	574.1	561.6
Total revenues	5,077.1	4,876.3	9,889.3	9,987.4

Expenses
Fuel and purchased energy expenses	3,880.4	3,885.2	7,623.5	7,901.9
Operating expenses	711.5	580.4	1,301.6	1,149.1
Impairment losses and other costs	—	20.2	—	20.2
Workforce reduction costs	—	2.3	—	2.3
Depreciation, depletion, and amortization	141.9	142.8	290.2	275.2
Accretion of asset retirement obligations	17.0	18.2	33.6	35.9
Taxes other than income taxes	71.1	72.8	145.9	146.0
Total expenses	4,821.9	4,721.9	9,394.8	9,530.6
Gains on Sales of Upstream Gas Assets	76.5	—	91.5	—
Income from Operations	331.7	154.4	586.0	456.8
Gain on Sale of Subsidiary Equity - CEP	—	12.9	—	12.9
Other Income, Primarily Interest Income	15.1	45.2	57.4	87.6
Fixed Charges
Interest expense	73.5	71.1	152.3	151.4
Interest capitalized and allowance for borrowed funds used during construction	(8.6)	(4.5)	(15.7)	(8.4)
BGE preference stock dividends	3.3	3.3	6.6	6.6
Total fixed charges	68.2	69.9	143.2	149.6
Income from Continuing Operations Before Income Taxes	278.6	142.6	500.2	407.7
Income Tax Expense	107.1	26.3	183.0	94.1
Income from Continuing Operations	171.5	116.3	317.2	313.6
Loss from discontinued operations, net of income taxes of $0.8	—	—	—	(1.6)
Net Income	$171.5	$116.3	$317.2	$312.0

Earnings Applicable to Common Stock	$171.5	$116.3	$317.2	$312.0

Average Shares of Common Stock Outstanding - Basic	178.4	180.3	178.3	180.5
Average Shares of Common Stock Outstanding - Diluted	180.2	182.7	180.2	182.8

Earnings Per Common Share from Continuing Operations -Basic	$0.96	$0.65	$1.78	$1.74
Loss from discontinued operations - Basic	—	—	—	(0.01)
Earnings Per Common Share - Basic	$0.96	$0.65	$1.78	$1.73

Earnings Per Common Share from Continuing Operations - Diluted	$0.95	$0.64	$1.76	$1.72
Loss from discontinued operations - Diluted	—	—	—	(0.01)
Earnings Per Common Share - Diluted	$0.95	$0.64	$1.76	$1.71

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2008	2007
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,230.7	$1,095.9
Accounts receivable (net of allowance for uncollectibles of $154.8 and $44.9, respectively)	5,356.1	4,289.5
Fuel stocks	931.3	591.3
Materials and supplies	213.4	207.5
Derivative assets	3,766.4	760.6
Unamortized energy contract assets	86.1	32.0
Deferred income taxes	—	300.7
Other	704.3	408.1
Total current assets	12,288.3	7,685.6
Investments And Other Assets
Nuclear decommissioning trust funds	1,315.0	1,330.8
Other investments	507.5	542.2
Regulatory assets (net)	532.4	576.2
Goodwill	266.4	261.3
Derivative assets	2,948.5	1,030.2
Unamortized energy contract assets	170.8	178.3
Other	386.0	370.6
Total investments and other assets	6,126.6	4,289.6
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,751.8	8,087.0
Regulated property, plant and equipment	6,241.6	6,051.2
Nuclear fuel (net of amortization)	367.2	374.3
Accumulated depreciation	(4,923.6)	(4,745.4)
Net property, plant and equipment	10,437.0	9,767.1
Total Assets	$28,851.9	$21,742.3

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$145.7	$14.0
Current portion of long-term debt	144.4	380.6
Accounts payable and accrued liabilities	3,638.4	2,630.1
Customer deposits and collateral	492.1	146.6
Derivative liabilities	3,355.6	1,134.3
Unamortized energy contract liabilities	389.7	392.2
Deferred income taxes	546.9	—
Accrued expenses and other	805.2	956.0
Total current liabilities	9,518.0	5,653.8
Deferred Credits And Other Liabilities
Deferred income taxes	1,349.5	1,588.5
Asset retirement obligations	951.5	917.6
Derivative liabilities	2,560.2	1,118.9
Unamortized energy contract liabilities	1,090.2	1,218.6
Defined benefit obligations	774.6	828.6
Deferred investment tax credits	47.2	50.5
Other	164.6	155.9
Total deferred credits and other liabilities	6,937.8	5,878.6
Long-Term Debt
Long-term debt of nonregulated businesses	3,528.3	2,830.8
Long-term debt of BGE	1,508.0	1,334.2
Rate stabilization securitization bonds of BGE	590.0	623.2
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(4.7)	(4.8)
Current portion of long-term debt	(144.4)	(380.6)
Total long-term debt	5,734.9	4,660.5
Minority Interests	20.1	19.2
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,571.2	2,513.3
Retained earnings	4,038.1	3,919.5
Accumulated other comprehensive loss	(158.2)	(1,092.6)
Total common shareholders’ equity	6,451.1	5,340.2
Total Liabilities And Equity	$28,851.9	$21,742.3

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Six Months Ended June 30,
				Hydro &
	Nuclear	Coal	Oil & Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2008	61.6	33.7	0.2	3.0	1.5	100.0
2007	59.8	35.6	0.7	2.5	1.4	100.0

Thousands of MWH
2008	15,506	8,474	47	751	376	25,154
2007	15,147	9,011	182	628	344	25,312

Utility Operating Statistics (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
ELECTRIC
Revenues (In Millions)
Residential	$217.6	$312.4	$722.3	$611.4
Commercial
Excluding Delivery Service Only	135.4	142.0	255.4	276.8
Delivery Service Only	55.3	53.1	107.4	103.1
Industrial
Excluding Delivery Service Only	7.4	7.9	13.6	14.6
Delivery Service Only	7.3	7.1	13.8	13.7
System Sales	423.0	522.5	1,112.5	1,019.6
Other	25.7	21.8	45.6	39.5
Total	$448.7	$544.3	$1,158.1	$1,059.1
Distribution Volumes (In Thousands) - MWH
Residential	2,813	2,926	6,511	6,732
Commercial
Excluding Delivery Service Only	946	1,066	1,846	2,120
Delivery Service Only	2,867	2,923	5,642	5,715
Industrial
Excluding Delivery Service Only	62	73	113	138
Delivery Service Only	793	791	1,548	1,540
Total	7,481	7,779	15,660	16,245
GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$86.5	$82.9	$327.2	$343.0
Delivery Service Only	3.4	3.5	10.7	10.9
Commercial
Excluding Delivery Service Only	29.9	26.1	99.0	99.3
Delivery Service Only	9.7	7.5	24.7	22.8
Industrial
Excluding Delivery Service Only	1.3	1.2	5.1	5.2
Delivery Service Only	3.8	4.4	7.9	8.5
System Sales	134.6	125.6	474.6	489.7
Off-System Sales	51.1	34.9	104.4	75.5
Other	2.4	2.3	5.5	4.9
Total	$188.1	$162.8	$584.5	$570.1
Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	4,215	5,262	22,163	24,907
Delivery Service Only	444	571	2,395	2,761
Commercial
Excluding Delivery Service Only	1,932	2,070	7,700	8,179
Delivery Service Only	6,118	6,366	16,628	17,016
Industrial
Excluding Delivery Service Only	92	103	426	446
Delivery Service Only	4,359	4,237	9,518	8,401
System Sales	17,160	18,609	58,830	61,710
Off-System Sales	4,176	4,227	9,420	8,744
Total	21,336	22,836	68,250	70,454

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	510	573	2,839	3,000
- Normal	528	523	3,000	2,971
Cooling Degree Days - Actual	237	251	238	258
- Normal	234	234	238	238

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Six Months Ended
	June 30,
	2008	2007

Effective Tax Rate	36.1%	22.7%

Equity Investment In Nonregulated Businesses — End of Period (In Millions)	$5,010.4	$3,453.4

Equity Investment In Regulated Business — End of Period (In Millions)	$1,440.7	$1,705.6

Common Stock Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Common Stock Dividends - Per Share
—Declared	$0.4775	$0.4350	$0.9550	$0.8700
—Paid	$0.4775	$0.4350	$0.9125	$0.8125

Market Value Per Share
—High	$94.62	$95.57	$107.97	$95.57
—Low	$78.74	$82.71	$78.74	$68.78
—Close	$82.10	$87.17	$82.10	$87.17

Shares Outstanding—End of Period (In Millions)	178.5	180.4	178.5	180.4

Book Value per Share—End of Period	$36.14	$28.60	$36.14	$28.60